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                                 EXHIBIT (J)(2)
                     CONSENT OF PRICEWATERHOUSECOOPERS LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2000, relating to the financial statements and financial highlights of the Bond Portfolio, the Government Bond Portfolio, the Balanced Portfolio, the Large Cap Growth Portfolio, the Equity Index Portfolio, the Diversified Equity Portfolio, the Mid Cap Growth Portfolio, the Diversified Mid Cap Portfolio and the Mid Cap Value Portfolio (separate portfolios constituting the One Group Investment Trust, hereafter referred to as the "Trust"), which appear in the December 31, 1999 Annual Report to Shareholders of One Group Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP
Columbus, Ohio
April 14, 2000